As filed with the Securities and Exchange Commission on July 2, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLECTIS S.A.

(Exact Name of Registrant as Specified in Its Charter)

France	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Cellectis S.A.

8, rue de la Croix Jarry

75013 Paris, France

Tel. +33 (0)1 81 69 16 00

(Address and telephone number of Registrant’s principal executive offices)

Cellectis, Inc.

430 East 29th Street

New York, New York 10016

(347) 908-5980

(Name, address, and telephone number of agent for service)

Copies to:

Marie-Bleuenn Terrier General Counsel Cellectis, S.A. 8, rue de la Croix Jarry 75013 Paris, France +33 (0)1 81 69 16 00	Peter E. Devlin Jones Day 250 Vesey Street New York, New York 10281 (212) 326-3939	Renaud Bonnet Jones Day 2, rue Saint-Florentin 75001 Paris, France +33 1 56 59 39 39

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to completion, dated July 2, 2025

$200,000,000

Ordinary Shares

American Depositary Shares, representing Ordinary Shares

Preferred Shares

Warrants

We may offer from time to time up to $200,000,000 of the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.

We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers, or through any combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Other than any securities sold in connection with a rights offering, we will only sell securities pursuant to this prospectus for which preferential subscription rights shall have been waived by our shareholders in accordance with French law.

Our ordinary shares may be sold in the form of American Depositary Shares, or ADSs. Each ADS represents one ordinary share. Our ADSs are listed on the Nasdaq Global Market under the symbol “CLLS”. On July 1, 2025, the last reported sale price of our ADSs was $1.55 per ADS.

The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. The preferred shares and warrants described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to consummate a sale of securities unless accompanies by the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors”.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

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ABOUT THIS PROSPECTUS

This prospectus relates to the sale of our ordinary shares, including in the form of ADSs, as well as preferred shares or warrants, either individually or in any combination, for an aggregate offering price of up to $200,000,000.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Cellectis,” “the Company,” “we,” “us,” and “our” refer to Cellectis S.A. and its consolidated subsidiaries. All references in this prospectus to “$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted.

We have not authorized anyone to provide any information other than that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We have not authorized any other person to provide you with different information. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.

You should assume that the information in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein, and any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the respective date on the front of the applicable document, regardless of the time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer to sell or a solicitation of an offer to buy any securities described herein in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

TRADEMARKS

We own various trademark registrations and applications, and unregistered trademarks and service marks, including “Cellectis®”, “TALEN®” and our corporate logos, and all such trademarks and service marks appearing in this prospectus and any prospectus supplement are the property of Cellectis. All other trade names, trademarks and service marks of other companies appearing in this prospectus or any prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus and any prospectus supplement may be referred to without the ® and ™ symbols, but such references, or the failure of such symbols to appear, should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may adversely affect such forward-looking statements. When used in this prospectus, words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the implementation of our strategic plans for our business, product candidates and technology;

•	the initiation, timing, progress and results of our research and development programs and our pre-clinical and clinical studies;

•	our ability to advance product candidates into, and successfully complete, clinical studies;

•	our manufacturing capabilities and operations at our in-house manufacturing facilities;

•	the commercialization of our product candidates, if approved;

•	the timing of regulatory filings and the likelihood of favorable regulatory outcomes and approvals;

•	regulatory developments in the United States and foreign countries;

•	the pricing and reimbursement of our product candidates, if approved;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	our ability to contract on commercially reasonable terms with contract research organizations, or CROs, third-party suppliers of biological raw or starting materials and manufacturers;

•	the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical studies for our therapeutic product candidates;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	our ability to obtain additional funding for operations;

•	the potential benefits of our licensing agreements and our ability to enter into future arrangements;

•	the ability and willingness of licensees or partners to actively pursue development activities under our licensing agreements;

•

our receipt of milestone or royalty payments pursuant to our licensing agreements with Allogene Therapeutics, Inc. (“Allogene”), Les Laboratoires Servier and Institut de Recherches Internationales Servier (together “Servier”) and AstraZeneca Ireland Limited (“AZ Ireland”);

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	future sales of our ordinary shares by AstraZeneca Holdings B.V.(“AZ Holdings”) and the market price of our ordinary shares and ADSs;

•

significant influence over us by the group of companies including AZ Holdings, AZ Ireland and their respective affiliates and the continuing involvement of certain of our directors with the AstraZeneca group;

•	the rate and degree of market acceptance of, and demand for, our product candidates;

•	our status as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes;

•	our financial performance and cash runway;

•	our ability to attract and retain key scientific and management personnel;

•	our expectations regarding the period during which we qualify as a foreign private issuer, or FPI; and

•	developments relating to our competitors and our industry, including competing therapies and technologies.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results and performance to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities described in this prospectus. This prospectus does not contain all of the information set forth in the registration statement that we filed. In addition, we are subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers and fulfill the obligations with respect to those requirements by filing reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding registrants, such as Cellectis, that file electronically with the SEC. You can read Cellectis’ SEC filings, including the registration statement, at the SEC’s website.

Our ordinary shares are listed on the Euronext Growth market of Euronext in Paris and on the Nasdaq Global Market, the latter in the form of ADSs. You can consult reports and other information about us that are filed pursuant to the rules of the Euronext Growth market of Euronext in Paris and of the Nasdaq Global Market at these exchanges.

Cellectis makes available free of charge, on or through the investor relations section of Cellectis’ website (www.cellectis.com), Annual Reports on Form 20-F, Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may request a copy of this prospectus, any of the information that is incorporated by reference in this prospectus and any document summarized in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Investor Relations

Cellectis S.A.

8 rue de law Croix Jarry

75013 Paris, France

+33 1 81 69 16 00

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents:

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Amendment No. I on Form 20-F/A filed with the SEC on March 14, 2025;

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Current Reports on Form 6-K, furnished to the SEC on March 31, 2025, May 12, 2025, May  21, 2025 and June 26, 2025, each of which stated that it would be incorporated by reference in the registration statements of Cellectis S.A.; and

•	Registration Statement on Form 8-A, filed with the SEC on March 23, 2015.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our reports on Form 6-K that we furnish to the SEC after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

CELLECTIS S.A.

We are a clinical stage biotechnological company, employing our core proprietary technologies to develop products based on gene-editing, with a portfolio of allogeneic Chimeric Antigen Receptor T-cells, or UCART, product candidates in the field of immuno-oncology and gene therapy product candidates in other therapeutic indications.

Our UCART product candidates, based on gene-edited T-cells that express chimeric antigen receptors, or CARs, seek to harness the power of the immune system to target and eradicate cancer cells. We believe that CAR-based immunotherapy is one of the most promising areas of cancer research, representing a new paradigm for cancer treatment. We are designing next-generation immunotherapies that are based on gene-edited CAR T-cells. Our gene-editing technologies allow us to create allogeneic CAR T-cells, meaning they are derived from healthy donors rather than the patients themselves. We believe that the production of allogeneic CAR T-cells will allow us to develop cost-effective, “off-the-shelf” products that are capable of being stored and distributed worldwide. Our gene-editing expertise also enables us to develop product candidates that feature certain safety and efficacy attributes, including control properties designed to prevent them from attacking healthy tissues, to enable them to tolerate standard oncology treatments, and to equip them to resist mechanisms that inhibit immune-system activity.

Together with our focus on immuno-oncology, we are using our gene-editing technologies to develop gene therapy product candidates for genetic diseases.

Our legal name is Cellectis S.A. and our commercial name is Cellectis. We were incorporated as a société anonyme, or S.A., under the laws of the French Republic on January 4, 2000 for a period of 99 years. We are registered at the Paris Registre du Commerce et des Sociétés under the number 428 859 052. Our principal executive offices are located at 8, rue de la Croix Jarry, 75013 Paris, France, and our telephone number is +33 1 81 69 16 00. Our agent for service of process in the United States is Cellectis, Inc. located at 430 East 29th Street, New York, New York 10016. We also maintain a website at www.cellectis.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in Item 3.D. to our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act that are incorporated herein by reference, before deciding whether to purchase any of the securities being offered. These risks could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024 and March 31, 2025. You should read this table together with our financial statements and the related notes thereto incorporated by reference herein and the other financial information incorporated by reference into this prospectus.

	As of
	December 31, 2024	March 31, 2025
	in thousands
Cash and cash equivalents	$143,251	$127,636

Non-current financial liabilities	50,882	51,037
Non-current lease debts	34,245	33,138
Current financial liabilities	16,134	16,786
Current lease debts	8,385	7,862
Total financial liabilities	$109,646	108,823

Share capital:
Ordinary shares, €0.05 nominal value: 72,093,873 and 72,290,220 issued and outstanding as of December 31, 2024 and March 31, 2025, respectively; preferred shares, €0.05 nominal value: 28,000,000 issued and outstanding as of December 31, 2024 and March 31, 2025	5,889	5,900
Premiums related to the share capital	494,288	495,266
Currency translation adjustment	(39,537)	(37,271)
Retained earnings (deficit)	(292,846)	(329,563)
Net income (loss)	(36,761)	(18,128)

Total shareholders’ equity	$131,033	$116,204

Total capitalization and indebtedness	$240,679	$225,027

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our By-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our By-laws, copies of which have been filed with the SEC. Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.

General

As of December 31, 2024, our outstanding share capital consisted of a total of 100,093,873 shares, with nominal value €0.05 per share, comprising 72,093,873 issued and fully paid ordinary shares (with a single or, for shares held in registered form for more than two years, a double voting right), 10,000,000 class A convertible preferred shares (each with a single voting right) and 18,000,000 class B convertible preferred shares (with no voting rights).

Pursuant to the shareholders meeting held on December 22, 2023, two categories of preferred shares, “class A” preferred shares and “class B” preferred shares, have been created. The specific rights and obligations pertaining to these preferred shares are defined in our By-laws.

Specific Provisions Applicable to the “Class A” Preferred Shares and “Class B” Preferred Shares

“Class A” preferred shares and “class B” preferred shares were issued solely to the benefit of AstraZeneca Holdings B.V. (“AZ Holdings”); they are not transferable, except to an affiliate (as defined in our By-laws) of AZ Holdings. “Class A” preferred shares and “class B” preferred shares are held in registered form (nominatif pur) and are not admitted to trading on any stock exchange.

Any holder of “class A” preferred shares will be entitled, by notice in writing to the Company, to require conversion into ordinary shares of some or all of the “class A” preferred shares held by such shareholder at any time and, unless otherwise agreed in writing by the Company and the relevant holder of such “class A” preferred shares, those “class A” preferred shares will convert automatically on the third business day after the date of such notice. The “class A” preferred shares will convert into ordinary shares on the basis of one ordinary share for each “class A” preferred share held (the “Conversion Ratio”). The ordinary shares resulting from such conversion will in all other respects rank pari passu with the existing issued ordinary shares.

“Class B” preferred shares will not carry any voting rights during a period of 74 years from their subscription (i.e., until May 6, 2098), except relating to the payment of any dividend or distribution (including a repurchase or redemption of any shares in the capital of the Company) to be decided by our shareholders at a shareholders’ meeting. Any holder of “class B” preferred shares will be entitled, by notice in writing to the Company, to require conversion into ordinary shares of some or all of the “class B” preferred shares held by such shareholder at any time and, unless otherwise agreed in writing by the Company and the relevant holder of “class B” preferred shares, those “class B” preferred shares will convert automatically on the third business day after the date of such notice. The “class B” preferred shares will convert into ordinary shares on the basis of the Conversion Ratio. The ordinary shares resulting from such conversion shall in all other respects rank pari passu with the existing issued ordinary shares.

Notwithstanding the above, any “class A” preferred shares and/or “class B” preferred shares outstanding will automatically convert into ordinary shares on the basis of the Conversion Ratio upon the acquisition by any person of such number of ordinary shares causing such person to hold over ninety (90) per cent of the share capital and voting rights of the Company.

Both classes of preferred shares enjoy a liquidation preference (if any liquidation surplus remains after repayment of our creditors and of par value to all shareholders). See below under “—Rights to Share in the Surplus in the Event of Liquidation.”

Under French law, our By-laws set forth only our issued and outstanding share capital as of the date of the By-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding employee warrants, employee share options and non-employee warrants, as granted by our board of directors.

Key Provisions of Our By-laws and French Law

The description below reflects key terms of our By-laws, and summarizes the material rights of holders of our ordinary shares and of each class of our preferred shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our By-laws which is included as an exhibit to the registration statement of which this prospectus is a part.

Corporate Purpose

Our corporate purpose, which is set forth in Article 3 of our By-laws, in France and abroad includes:

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all activities related to genetics and, more specifically to genome engineering, including research and development, invention, filing and use of patents and trademarks, sale and marketing, and advising and assisting in all areas, including the fields of agrifood, pharmaceuticals, textiles and the environment; and

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more generally, all industrial, commercial, financial and civil transactions and transactions involving real estate or movable property relating, in each case, directly or indirectly to any of the aforementioned corporate purposes or any similar or related purpose.

Directors

Board Composition. Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. The sections of the By-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by a two-thirds majority of the votes cast of our shareholders present, represented by a proxy or voting by mail at the meeting. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null. Under French law, directors are elected at the ordinary general shareholders’ meeting by a simple majority vote, and may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.

Quorum and Voting. The board of directors may only deliberate if at least half of the directors attend the applicable meeting in the manner provided for in our By-laws. In particular, French law and the charter of the board of directors allow directors to attend meetings of the board of directors in person or, to the extent permitted by applicable law, by videoconference or other telecommunications arrangements. The board of directors may also take certain decisions, which are identified by French law, by written consultation. In addition, our By-Laws allow a director to grant another director a proxy to represent him or her at a meeting of the board of directors, but no director can hold more than one proxy at any meeting. Decisions of the board of directors are adopted by the majority of the voting rights held by the directors present or represented at a meeting, it being specified that in case of a vote-split, the Chairman of the board of directors shall have a deciding vote.

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director is Materially Interested. Under French law, any agreement (A) entered into (directly or through an intermediary) between us and any director and (B) that is not entered into (1) in the ordinary course of business and (2) under standard terms and conditions, is subject to the prior authorization of the board of directors, excluding the vote of the interested director.

The foregoing requirements also apply to agreements between us and another company (other than a wholly-owned subsidiary), if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Directors’ Compensation. The aggregate amount of compensation of the board of directors is determined at the shareholders’ annual ordinary general meeting. The board of directors then divides all or part (at the board’s discretion) of this aggregate amount among some or all of its members by a simple majority of the votes cast. In addition, the board of directors may grant exceptional compensation (“rémunérations exceptionnelles”) to a director on a case-by-case basis for special and temporary assignments. The board of directors may also authorize the reimbursement of reasonable travel and accommodation expenses, as well as other expenses incurred by directors in the corporate interest.

Board of Directors’ Borrowing Powers. There are currently no limits imposed by our By-laws on the amounts of loans or borrowings that the board of directors may approve.

Directors’ Age Limits. The number of directors who are more than seventy-five (75) years old may not exceed one third of the directors in office. The Chairman of the Board cannot be more than eighty (80) years old.

Term of Director Office. Our By-laws provide that members of our board of directors are elected for a tenure of three years, in each case with a term ending at the end of the annual shareholders’ meeting to be held in the year during which such term occurs.

Employee Director Limits. The number of directors who are also party to employment contracts with the Company may not exceed one third of the directors in office.

Directors’ Share Ownership Requirements. None.

Rights, Preferences and Restrictions Attaching to Ordinary Shares and Preferred Shares

Dividends. We may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required to be maintained by law. “Distributable profits” consist of our unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see below under “—Legal Reserve”).

Legal Reserve. Pursuant to French law, we must allocate at least 5% of our unconsolidated net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital. This restriction on the payment of dividends also applies to our French subsidiaries on an unconsolidated basis.

Approval of Dividends. Pursuant to French law, our board of directors may propose a dividend and/or reserve distribution for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when as a result of such distribution our net assets are or would become lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders.

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and examined by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the By-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Distribution of Dividends. Dividends are distributed to shareholders proportionally to their shareholding interests. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash. Our By-laws provide that, subject to a decision of the shareholders’ meeting taken by ordinary resolution, each shareholder may be given the choice to receive such shareholder’s dividend in cash or in shares.

Timing of Payment. Pursuant to French law, dividends must be paid within a maximum period of nine months following the end of the relevant fiscal year. An extension of such timeframe may be granted by court order. Dividends that are not claimed within a period of five years after the payment date will be deemed to expire and revert to the French state.

Voting Rights. Each of our ordinary shares and “class A” preferred shares entitles its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our By-laws. “Class B” preferred shares do not carry any voting rights during a period of 74 years from their subscription, except relating to the payment of any dividend or distribution decided by our shareholders’ meeting (including a repurchase or redemption of any shares in the capital of the Company).

The ownership of a share implies the acceptance of our By-laws and any decision of our shareholders.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. However, our By-Laws provide that all ordinary shares held in registered form (actions nominatives) for more than two years will be granted double voting rights. “Class A” preferred shares and “class B” preferred shares will not be eligible for double voting rights.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.

Rights to Share in Our Profit. Under French law each share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation. If we are liquidated, after payment of the liabilities, including financial liabilities such as outstanding debt, the remaining assets shall be allocated as follows:

•	first, the payment to all shareholders of up to an amount equal to the par value of their shares;

•

then, the balance would be allocated to the holders of “class A” preferred shares and “class B” preferred shares up to an amount per preferred share equal to its subscription price plus any declared but unpaid dividends attached to such preferred share (the “Liquidation Preference”), it being agreed that in case there should not be enough proceeds for the payment in full of the Liquidation Preference to the holders of preferred shares, the aforesaid amount would be allocated among the holders of preferred shares pro rata in the maximum amount respectively due to each of them pursuant to the Liquidation Preference;

•

then, the balance (if any) would be allocated among the holders of ordinary shares, “class A” preferred shares and “class B” preferred shares pro rata based on the number of ordinary shares, “class A” preferred shares and “class B” preferred shares respectively held by each of them, provided that each holder of “class A” preferred shares and “class B” preferred shares would have the right to request that all or part of its “class A” preferred shares and “class B” preferred shares be converted into ordinary shares in accordance with the provisions of our By-laws.

Repurchase and Redemption of Shares. Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation (UE) No. 596/2014 of April 16, 2014 and its related delegated regulations (MAR) provides for safe harbor exemptions when the acquisition is made (i) under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and with the General Regulations of the French Financial Markets Authority (Autorité des marchés financiers or “AMF”) and (ii) for one of the following purposes which shall be provided for in the buy-back program:

•	to decrease our share capital;

•	to meet our obligations arising from debt financial instruments issued by us that are exchangeable into shares; and/or

•	to meet our obligations arising from share option programs, or other allocations of shares, to our employees or to our managers or the employees or managers of our affiliates.

In addition, we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the general regulations of, and market practices accepted by, the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under MAR and in accordance with the General Regulations of the AMF, a corporation shall report to the AMF, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all transactions relating to the buy-back program, in a detailed form and in an aggregated form. In addition, we shall provide to the AMF, on a monthly basis, and to the public, on a quarterly basis, a summary report of any transactions made under a liquidity contract.

In any case, no such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than (i) 10% of our issued share capital, or (ii) 5% of our issued share capital in case of repurchase of shares to be used in payment or exchange in the context of a merger, division or transfer of assets. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends and/or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions. Our By-laws do not provide for any sinking fund provisions.

Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages. There are no such requirements, except as described under the section of this prospectus titled “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our By-laws. It may not, however, increase any of the shareholders’ commitments without the prior approval of each shareholder.

Any modification of the rights attached to “class A” preferred shares and “class B” preferred shares must be approved by the holders of the respective class. Such approval requires a special meeting of the relevant class, at which a two-thirds majority of the holders present or represented is necessary. See below under “—Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings—Special Meetings.”

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including warrants (BSA), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings

Access to, Participation in and Voting Rights at Shareholders’ Meetings. The right to participate in a shareholders’ meeting is granted to all the shareholders, regardless of the number of shares they hold, whose shares are fully paid up and for whom a right to attend shareholders’ meetings has been established by registration of their shares in the names or names of the authorized intermediary acting on their behalf on the second business day prior to the shareholders’ meeting at midnight (Paris time), either in the registered shares accounts held by the Company or in the bearer shares accounts held by the authorized intermediary.

Each shareholder may attend the meetings and vote (1) in person, or (2) by granting a proxy to any person or (3) by sending a proxy to us without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the board of directors), or (4) by correspondence, or (5) by videoconference or another means of telecommunication organized by the board of directors and allowing identification of the relevant shareholder in accordance with applicable laws.

Shareholders may, in accordance with legal and regulatory requirements, send their vote or proxy, either by hard copy or via telecommunications means. Such vote or proxy must be received (1) at least three days prior to the meeting, in the case of hard copies, (2) by 3:00 p.m. (Paris time) on the day before the meeting, in the case of, electronic votes by email, (3) by the date of the meeting, in the case of a proxy granted to a designated person, and (4) by 3:00 p.m. (Paris time) on the day before the meeting, in the case of proxies without a designated attorney and therefore granted to the chairman of the meeting.

Shareholders sending their vote within the applicable time limit, using the form provided to them by us for this purpose, are deemed present or represented at the shareholders’ meeting for purposes of quorum and majority calculation.

The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

Notice of Annual Shareholders’ Meetings. Shareholders’ meetings are convened by our board of directors, or, failing that, by our statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person. Meetings are held at our registered offices or at any other location indicated in the convening notice. A meeting notice (avis de réunion) is published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to the date of the shareholders’ meeting.

Additionally, a convening notice (avis de convocation) is published at least fifteen days prior to the date of the meeting in a legal gazette of the department in which the registered office of the company is located and in the French Journal of Mandatory Statutory Notices (BALO). Further, shareholders having held registered shares (actions nominatives) for at least one month at the time of the convening notice must be convened individually, by regular letter (or by registered letter if requested by the relevant shareholder) sent to their last known address.

When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

All notices to the shareholders must further specify the conditions under which the shareholders may vote by correspondence.

Agenda and Conduct of Annual Shareholders’ Meetings. The agenda of the shareholders’ meeting shall appear in the notice to convene the meeting. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors, which may be put to vote by any shareholder during any shareholders’ meeting. One or more shareholders representing the percentage of share capital required by French law (currently 5%), and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda.

Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, by a director appointed for this purpose by the board of directors; failing which, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting. Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not result in a modification of our By-laws. An ordinary shareholders’ meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast of the shareholders present, represented by proxy, or voting by mail. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null.

Extraordinary Shareholders’ Meeting. Only an extraordinary shareholders’ meeting is authorized to amend our By-laws. It may not, however, increase shareholders’ commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting will be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority of the votes cast of the shareholders present, represented by proxy, or voting by mail. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null.

In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders’ meeting is convened until the fourth business day preceding the date of the shareholders’ meeting, submit written questions relating to the agenda for the meeting to our board of directors. Our board of directors is required to respond to these questions during the meeting, except if the answers of the board are posted on the website of the Company at the latest at the end of the shareholders’ meeting. The board of directors may delegate one of our directors, the Chief Executive Officer or a deputy Chief Executive Officer, as the case may be, to respond.

Special Meetings. The holders of “class A” preferred shares would meet at a special meeting to vote on any modification of their rights. The special meeting of the holders of “class A” preferred shares may validly deliberate only if the holders present or represented hold at least one-third, after a first notice of meeting, or one fifth, after a second notice of meeting, of the “class A” preferred shares. Otherwise, the second meeting may be adjourned to a date that is no more than two months from that on which it had been called.

The holders of “class B” preferred shares would meet at a special meeting to vote on any modification of their rights. The special meeting of the holders of “class B” preferred shares may validly deliberate only if the shareholders present or represented hold at least one-third, after a first notice of meeting, or one fifth, after a second notice of meeting, of the “class B” preferred shares. Otherwise, the second meeting may be adjourned to a date that is no more than two months from the date on which it had been called.

Decisions presented to the holders of “class A” preferred shares or to the holders of “class B” preferred shares, as applicable, are made by a two-thirds majority of the votes cast of the holders of the relevant class present, represented by proxy, or voting by mail. The votes cast do not include votes attached to shares held by holders of the relevant class who did not take part in the vote, abstained or voted blank or null.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company

Provisions contained in our By-laws and the corporate laws of France, the country in which we are incorporated, could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of French law and our By-laws impose various procedural and other requirements which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:

•

provisions of French law allowing the owner of 90% of the share capital or voting rights of a public company to force out the minority shareholders following a tender offer made to all shareholders are only applicable to companies listed on a regulated market or a multilateral trading facility (MTF) in a Member State of the EU or in a state party of the European Economic Area Agreement, including the main French MTF (Euronext Growth market), and will therefore be applicable to us only if we continue to remain dual-listed in France;

•

a merger (i.e., in a French law context, a stock-for-stock exchange after which our company would be dissolved without being liquidated into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require (A) the approval of our board of directors (B) a two-thirds majority of the votes cast of the shareholders present, represented by proxy or voting by mail at the relevant meeting as well as (C) a two-thirds majority of the votes cast of the holders of each class of preferred shares present, represented by proxy or voting by mail at the special meeting of the relevant class of preferred shares. The votes cast do not include votes attached to shares held by shareholders or preferred shares holders, as applicable, who did not take part in the vote, abstained or voted blank or null;

•	a merger of our company into a company incorporated outside of the European Union would require the unanimous approval of our shareholders;

•	in a French law context, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

•

our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•

our shareholders have preferential subscription rights proportional to their shareholding in our company on the issuance by us of any additional shares or securities giving the right, immediately or in the future, to new shares for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•

our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, subject to ratification by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•

our board of directors can only be convened by our Chairman (and our Chief Executive Officer, if different from the Chairman, may request that the Chairman of the board of directors to convene the board of directors), or, when no board of directors meeting has been held for more than two consecutive months, by directors representing at least one third of the total number of directors;

•

our board of directors’ meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board of directors’ decisions;

•

our shares take the form of bearer securities or registered securities, if applicable legislation so permits, according to the shareholder’s choice. Issued shares are registered in individual accounts opened by us or any authorized intermediary (depending on the form of such shares), in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions;

•

under French law, a non-French resident as well as any French entity controlled by non-French residents may have to file a declaration for statistical purposes with the Bank of France (Banque de France) following the date of certain foreign investments in us. Additionally, certain investments in a French company relating to certain strategic industries by individual or entities not residents in a member State of the European Union are subject to the prior authorization of the French Ministry of Economy—see the section of this prospectus titled “Ownership of Shares and ADSs by Non-French Persons”;

•

approval of at least a majority of the votes cast of our shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•

advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•

in the event where certain ownership thresholds would be crossed, a number of disclosures should be made by the relevant shareholder in addition to certain obligations; see the section of this prospectus titled “—Declaration of Crossing of Ownership Thresholds”;

•	our By-laws can be changed in accordance with applicable French laws and regulations;

•	transfers of shares must comply with applicable insider trading rules;

•

the rights attached to the class A preferred shares or the class B preferred shares requires the approval of at least a two-third majority of the votes cast of the holders of the relevant class of preferred shares present, represented by a proxy, or voting by mail at th e relevant special meeting;

•

pursuant to French law, the sections of the By-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by a two-thirds majority of the votes cast by our shareholders present, represented by a proxy or voting by mail at the meeting. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null.

Declaration of Crossing of Ownership Thresholds

Subject to requirements of French law, our By-laws do not require any specified disclosure by shareholders that cross ownership thresholds with respect to our share capital, except as described under the section of this prospectus titled “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons.”

The absence of specific requirement in our By-laws is without prejudice to the following disclosures which are applicable to us according to French legal and regulatory provisions, it being provided that the following is a summary which is therefore not intended to be a complete description of applicable rules under French law:

•	Shareholders must make a declaration to us no later than the fourth trading day after such shareholder crosses the following thresholds: 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95%.

•	Shareholders must make a declaration to the AMF no later than the fourth trading day after such shareholder crosses the following thresholds: 50% and 90%.

The above obligations of declaration apply when crossing each of the above-mentioned thresholds in an upward or downward direction.

In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at shareholders’ meetings for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code. Additional sanctions may apply pursuant to Article L. 621-15 of the French Monetary and Financial Code.

Subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 50% threshold must file a mandatory public tender offer.

Changes in Share Capital

Increases in Share Capital. Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital in accordance with applicable laws.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	issuances in consideration for cash;

•	issuances in consideration for assets contributed in kind;

•	issuances through an exchange offer;

•	issuances by conversion of previously issued debt instruments;

•	issuances by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, issuances by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital. Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Rights (Preemptive Rights). According to French law, if we issue additional shares or securities giving right, immediately or in the future, to new shares for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe proportionally to the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights may be transferred and/or sold during the subscription period relating to a particular offering. Pursuant to French law, the preferential subscription rights will be transferable during a period starting two working days prior to the opening of the subscription period and ending two working days prior to the closing of the subscription period.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds majority of the votes cast by our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

Further, to the extent permitted under French law, we may seek, during an extraordinary general shareholders’ meeting, the approval of the shareholders to waive their preferential subscription rights in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares

Form of Shares. Pursuant to our By-laws, ordinary shares may be held in registered or bearer form, at each shareholder’s discretion. “Class A” preferred shares and “class B” preferred shares may, when issued, only be held in registered form (nominatif pur).

Further, in accordance with applicable legal and regulatory provisions, we may request at any time from the authorized intermediary responsible for holding our shares the name or, in the case of a legal entity, the corporate name, nationality and address of holders of securities, giving immediate or future access to voting rights at our shareholders’ meetings, the number of securities they own and, where applicable, the restrictions attaching to such securities.

Holding of Shares. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to applicable legal and regulatory provisions.

Ownership of Shares and ADSs by Non-French Persons. Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote ordinary shares.

However, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold (Articles R. 152-1 et seq. of the French Monetary and Financial Code). Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment:

(i)

by (a) any non-French citizen, (b) any French citizen not residing in France within the meaning of Article 4 B of the French Tax Code, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;

(ii)

that will result in the relevant investor (a) acquiring control of an entity registered in France or an establishment registered in France, (b) acquiring all or part of a business line of an entity governed by French law, (c) crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity governed by French law, or (d) crossing, directly or indirectly, alone or in concert, the threshold of 10% of the voting rights of a company governed by French law whose shares are admitted to trading on a regulated market; and

(iii)

developing activities in certain strategic industries related to activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (i) which are inherently sensitive (including weapons, double-use items, IT systems, cryptology, data capturing devices, gambling, toxic agents or storage of data), (ii) which relate to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products, processing and recycling of critical raw materials or media), and (iii) when they are intended for use in research and development activities related to critical technologies (including biotechnology, cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, photonics and renewable energy technologies) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, pursuant to Articles L.151-1 et seq. and R. 151-1 et seq. of the French Monetary and Financial Code, as amended pursuant to the French foreign investment regime, which authorization may be conditioned on certain undertakings. For the purposes of this regime, holding at least 40% of our voting rights, whether directly or indirectly, is regarded as a controlling interest (provided that no other shareholder holds, directly or indirectly, a greater portion of our voting rights), but a lower percentage might be held to be a controlling interest in certain circumstances depending upon factors such as the acquiring party’s intention, the acquiring party’s ability to elect directors, and financial reliance by the company on the acquiring party.

The above-mentioned (ii)(c) and (d) do not apply either to a natural person who is a national of a Member State of the European Union or of a State party to the Agreement on the European Economic Area which has concluded an administrative assistance agreement with France to combat fraud and tax evasion and who is domiciled in one of these States, or to an entity in which all the members of the control chain, within the meaning of II of Article R. 151-1 of the French Monetary and Financial Code, are governed by the law of one of these States or are nationals of and domiciled in one of these States.

We are subject to this regulation (except for the 10% investment mentioned in paragraph (ii) (d) above). As a result, investors in our shares or ADSs will have to request the prior authorization of the French Minister of Economy before acquiring our ordinary shares or ADSs if: (i) they are (a) a non-French citizen, (b) a French citizen not residing in France, within the meaning of Article 4 B of the French Tax Code, (c) a non-French entity or (d) a French entity controlled by one of the aforementioned individuals or entities; and (ii) such investor (a) acquires control of us, (b) acquires all or part of one of our business lines or (c) is a non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, the 25% threshold of voting rights in us.

This request for prior authorization must be filed with the French Minister of Economy, which has 30 business days from receipt of the complete file to provide a first decision which may (i) unconditionally authorize the investment or (ii) indicate that further examination is required. In the latter case, the French Minister of Economy must make a second decision within 45 business days from its first decision. In case of lack of response from the French Minister of Economy within the above mentioned timeframe, the authorization will be deemed refused. If the authorization is granted, it may be subject to the signature of a letter of undertakings aimed at protecting the French national interests.

If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to (i) submit a request for authorization, (ii) have the previous situation restored at its own expense, or (iii) amend the investment.

In the absence of such authorization, the relevant investment shall be deemed null and void.

The relevant investor might also be found criminally liable and might be sanctioned with a fine which cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) EUR 5 million (for a company) or EUR 1 million (for an individual).

Failure to comply with such measures could therefore result in significant consequences on the applicable investor. Such measures could also delay or discourage a takeover attempt, and we cannot predict whether these measures will result in a lower or more volatile market price of our ADSs or ordinary shares.

Assignment and Transfer of Shares. Ordinary shares are freely negotiable, subject to applicable legal and regulatory provisions (including, in particular, the prohibition on insider trading). “Class A” preferred shares and “class B” preferred shares are not transferable, except to an affiliate (as defined in our By-laws) of AZ Holdings.

Listing

Our ADSs have been listed on the Nasdaq Global Market under the symbol “CLLS” and our ordinary shares have been listed on the Euronext Growth market of Euronext in Paris under the symbol “ALCLS”.

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is Citibank, N.A. The transfer agent and registrar for our ordinary shares is Société Générale Securities Services.

Differences in Corporate Law

The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

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Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. In addition, the composition of the board of directors endeavors to seek a balanced representation of women and men. The number of directors of each gender may not be less than 40% when the Company is listed on a regulated market or when the Company meets certain criteria of turnover and number of employees, if not listed on a regulated market. For a board of directors having up to eight members, the difference between each gender may not exceed two. Any appointment made in	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws (unless fixed by the certificate of incorporation).

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violation of this limit that is not remedied will be null and void as well as the deliberations taken by the director irregularly appointed. The directors are appointed at the shareholders’ general meeting.

Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors of a corporation may be legal entities (with the exception of the Chairman of the board of directors), and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be members of a corporation’s board of directors.

Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.	Under Delaware law, directors may be removed from office, with or without cause, by a majority stockholder vote, except (1) unless otherwise provided in the certificate of incorporation, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (2) in the case of a company that has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the next shareholders’ meeting.	Under Delaware law, unless provided otherwise by the certificate of incorporation or by-laws, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the directors then in office, provided that the court may order an annual meeting upon the

	France	Delaware
application of a director or stockholder if a corporation has not held a meeting within 13 months after the latest of the company’s organization, the last annual meeting or the last action by written consent to elect directors.

Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws and on such date and at such time as provided in the by-laws.

General Meeting	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings	A meeting notice (avis de réunion) is published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to the date of the shareholders’ meeting. Additionally, a convening notice (avis de convocation) is published at least fifteen days prior to the date of the meeting in a legal gazette of the department in which the registered office of the company is located and in the French Journal of Mandatory Statutory Notices (BALO). Further, shareholders having held registered shares (actions nominatives) for at least one month at the time of the convening notice must be convened individually, by regular letter (or by registered letter if requested by the relevant shareholder) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date determining notice and, in the case of a special meeting, purpose or purposes for which the meeting is called.

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of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice.

The meeting notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Commerce and Companies (registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The meeting notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

Proxy	Each shareholder may attend the meetings and vote (1) in person, or (2) by granting proxy to any person, or (3) by sending a proxy to us without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the board of directors and against all other resolutions), or (4) by correspondence, or (5) by videoconference or another means of telecommunication allowing identification of the relevant shareholder in accordance with applicable laws. The proxy is only valid for a single meeting or successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held within a period of fifteen days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limitation to the manner in which a stockholder may authorize another person(s) to act as a proxy for such stockholder, valid authorizations of a proxy include: (1) written authorization naming a proxy executed by the stockholder, or such stockholder’s authorized officer, director, employee or agent, or (2) authorized electronic transmission by the stockholder, or such stockholder’s authorized officer, director, employee or agent, naming a proxy.

Shareholder action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, unless otherwise provided in a corporation’s certificate of

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incorporation, stockholders may act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting.

Preemptive Rights	Under French law, in case of issuance of additional shares or securities giving right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights (preemptive rights) to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Thus, the preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.	Delaware law does not provide for the existence of preemptive rights for stockholders as an operation of law; however, stockholders may be granted preemptive rights to subscribe to any or all additional issues of stock of the corporation of any or all classes or series thereof, or to any securities of the corporation convertible into such stock as defined by the corporation’s certificate of incorporation. Such preemptive rights are only granted to the extent expressly stated and granted to the stockholder in the certificate of incorporation.

Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

Under Delaware law, subject to any restrictions under a corporation’s certificate of incorporation, dividends may be declared by the board of directors and paid by a Delaware corporation either out of (1) surplus as defined in and computed in accordance with Delaware law or (2) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its

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“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

Repurchase of Shares

Under French law, a corporation may acquire its own ordinary shares. Such acquisition may be challenged on the ground of market abuse regulations. However, the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) provides for safe harbor exemptions when the acquisition is made in the context of a buy-back program for the following purposes only:

•  to decrease its share capital;

•  with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; not to exceed 10% of the share capital; or

•  to meet obligations arising from debt securities, that are exchangeable into equity instruments.

Under Delaware law, a corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares, provided that such transactions (1) do not impair, or cause any impairment of the capital of the corporation (except as it relates to the preference of stock classes or series); (2) are not executed such that the corporation purchases their stock for more than the price at which such stock may be redeemed; and (3) that the corporation may not redeem any of its shares beyond the limits set by Delaware law. Delaware law does not prohibit the reselling of repurchased or redeemed shares out of surplus and which have not been or are required to be retired as outlined by the corporation’s certificate of incorporation.

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A simple exemption is provided when the acquisition is made under a liquidity contract to be authorized by the shareholders in accordance with the provisions of Article L.22-10-62 of the French Commercial Code and in accordance with the General Regulation of the Financial Markets Authority (Règlement Général de l’AMF).

All other purposes, and especially share buy-backs for external growth operations pursuant to Article L.22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulations and insider dealing rules.

Under the MAR and in accordance with the General Regulation of the AMF, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form. By exception, a company shall provide to the AMF, on a monthly basis, and to the public on a biannual basis, a summary report of the transactions made under a liquidity contract. No such repurchase of shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.

Liability of Directors and Officers	Under French law, the By-laws may not include any provisions limiting the liability of directors.

Under Delaware law, a corporation’s certificate of incorporation may generally include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

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•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions;

•  claims with respect to unlawful payment of dividends and unlawful stock purchases and redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. Double voting rights are automatically granted to the shares held in registered form for more than two years, unless provided otherwise in the by-laws. Our by-laws provide that (i) only ordinary shares are eligible to double voting rights (ii) “class A” preferred shares carry a single voting right and (iii) “class B” preferred shares carry no voting right during a period of 74 years from their subscription (except in relation to limited situations).	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions	Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires: approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting, or in the case of a merger with a non-EU company, approval of all the shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under other certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the

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certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject, depending on the circumstances of the merger, to either the shareholders’ approval by a two-thirds majority of the votes cast, or unanimous decisions of the shareholders, as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Unless otherwise provided in the certificate of incorporation, Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that are either

listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified

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mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self- interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social). In addition, the directors shall take into account social and environmental issues arising out of the Company’s activity.	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits	French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders. The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation. A shareholder may alternatively or cumulatively bring an individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.	Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must: state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or state the reasons for not making the effort. Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.
Amendment of Certificate of Incorporation	Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents. As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws under French law.	Under Delaware law, generally a corporation may amend its certificate of incorporation if: its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability, and the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the certificate of incorporation) of the outstanding shares entitled to vote

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on the amendment and a majority (or greater percentage as may be specified by the certificate of incorporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws

Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws. The extraordinary shareholders’ meeting may authorize the board of directors to amend the by-laws solely to comply with mandatory legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting.

Any amendment of the by-laws, which modifies the rights attached to a class of preferred shares, requires the prior approval of the special meeting of the holders of the relevant class of shares.

Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•

whether the preferred shares will be convertible into our ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	whether interests in the preferred shares will be represented by American Depositary Preferred Shares;

•	a discussion of any material or special U.S. federal and French income tax considerations applicable to the preferred shares;

•

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Prior to issuing preferred shares, we must convene an extraordinary shareholders meeting at which shareholders would determine the terms and conditions of the preferred shares, decide the issuance of the preferred shares or delegate authority to the board of directors to decide the issuance and vote to modify the By-laws in order to include the characteristics and particular rights of the preferred shares.

The extraordinary shareholders meeting would also decide the maximum aggregate amount of share capital increases which we may carry out by issuing preferred shares, which may not exceed a specified amount of gross issue proceeds to be determined.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and, to the extent permitted under French law, will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing. Each warrant will entitle the holder to purchase the number of preferred shares, ordinary shares, or combination thereof, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to such warrants. Warrants may be exercised at any time up to the date and time specified in the applicable warrant document or warrant agreement and set forth in the applicable prospectus supplement.

Warrants will be issued under one or more warrant documents issued by the Company or warrant agreements to be entered into between the Company and one or more purchasers of such warrants or, if applicable, a bank or trust company acting as warrant agent. The material terms and provisions of such warrants to be issued and a description of the material provisions of the applicable warrant document or warrant agreement will be set forth in the applicable prospectus supplement. The form of warrant document or warrant agreement that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to, or incorporated by reference into, the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered, which terms may include the following if applicable to those warrants:

•	the title and aggregate number of the warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currency unit in which the warrants are denominated;

•

if the warrants are for the purchase of preferred shares, the designation and terms of the series of preferred shares, and the number of such preferred shares, purchasable upon exercise of the warrants; the price, or the manner of determining the price, at which the preferred shares may be purchased upon exercise of the warrants;

•

if the warrants are for the purchase of ordinary shares, the number of ordinary shares that may be purchased upon exercise of each warrant; the price, or the manner of determining the price, at which the ordinary shares may be purchased upon the exercise of the warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	if other than cash, the manner in which the exercise price of the warrants may be paid; and any maximum or minimum number of warrants that may be exercisable at any one time;

•	the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of the warrants;

•	the terms of any right of the Company to redeem the warrants;

•	the terms of any right of the Company to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which the warrants and the other related securities will be separately transferable;

•	whether the warrants will be issued in registered or bearer form and information with respect to book-entry procedures, if any;

•	a discussion of certain material tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary for the American Depositary Shares related to our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at EGSP 186, 1 North Wall Quay, Dublin 1 Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-202488 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

General

Each ADS represents the right to receive, and to exercise the beneficial interests in one ordinary share that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of such ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests, in the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us nor any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary, commonly referred to as the direct registration system, or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary share being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to French laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed; fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and practicable.

The depositary will make the election available to you only if it is practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and practicable.

If it is practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the depositary bank; or

•	the depositary determines that all or a portion of the distribution to you is not practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of your existing ADRs for new ADRs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares held in deposit for your ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of an offering of ordinary shares in the form of ADSs, the ordinary shares being offered pursuant to this prospectus in such offering will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the applicable underwriters, dealer or other purchaser.

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian.

The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the ordinary shares.

•

The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. The depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

temporary delays that may arise because (1) the transfer books for the ordinary shares or ADSs are closed, or (2) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus titled “Description of Share Capital” and “Limitations Affecting Shareholders of a French Company.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

The ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

If the depositary receives voting instructions from a holder of ADSs that fail to specify the manner in which the depositary is to vote, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the depositary to vote in favor of all resolutions endorsed by our board of directors. With respect to securities represented by ADSs for which no timely voting instructions are received by the depositary from the holder, the depositary will (unless otherwise specified in the notice distributed to holders) deem such holder to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the securities. However, no such discretionary proxy will be given by the depositary with respect to any matter to be voted upon as to which we inform the depositary that we do not wish such proxy to be given, substantial opposition exists, or the rights of holders of securities may be materially adversely affected.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the depositary agreement:

Service	Fees
— Issuance of ADSs upon deposit of shares (excluding issuance as a result of distributions of shares)	Up to U.S. 5¢ per ADS issued

— Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled

— Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

— Distribution of ADSs pursuant to (1) stock dividends or other free stock distributions, or (2) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

— Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. 5¢ per ADS held

— ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the expenses and charges incurred by the depositary in the conversion of foreign currency;

•	the fees and expenses incurred by the depositary in connection with the compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (1) deposit of ordinary shares against issuance of ADSs and (2) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADS, for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (1) distributions other than cash and (2) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain ADS fees and charges (such as the ADS service fee) may become payable shortly after the closing of an ADS offering.

The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our By-laws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our By-laws or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (e.g., the need to receive collateral, the type of collateral required and the representations required from brokers). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•	hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Residents

Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.

However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment (i) by a foreign individual, by an entity located outside of France, by a French citizen not residing in France or by any French entity controlled by one of the aforementioned persons or entities, and (ii) that will result in the relevant investor acquiring the control of, all or part of a business of, or more than 25% of the voting rights of, an entity governed by French lawin France and developing activities in certain strategic industries, such as, energy, public health, biotech telecommunications, artificial intelligence, cybersecurity, robotics, data collection or dual-use goods and technology is subject to the prior authorization by the French Ministry of Economy. In the absence of such authorization, the relevant investment shall be deemed null and void. The above-mentioned 25% threshold shall not apply to investors that are located in a member State of the European Union or a member State of the European Economic Area having entered into a convention on administrative assistance against tax evasion and fraud with France.

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

In accordance with French law, our shareholders have preferential subscription rights to subscribe for new shares or other securities giving rights to acquire additional shares immediately or in the future on a pro rata basis, as described under the section of this prospectus titled “Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right (Preemptive Rights).”

Holders of our securities in the U.S. (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the U.S. of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

PLAN OF DISTRIBUTION

We may sell or otherwise offer our securities described herein:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a société anonyme, or S.A., organized under the laws of France. The majority of our directors and officers are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, U.S. investors may find it difficult and may be unable:

•

to effect service of process upon or obtain jurisdiction over our company or our officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•

to enforce, either inside or outside the United States, judgments obtained in U.S. or non-U.S. courts in actions predicated upon the civil liability provisions of the U.S. federal securities laws against us or our officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and/or

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

We have been informed by Jones Day, our counsel, that there is doubt as to enforceability in France, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated in the U.S. federal securities laws.

In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law No. 68-678 of July 26, 1968 as amended by French Law No. 80-538 of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. Each of the foregoing statements also applies to our auditors.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the ordinary shares, including ordinary shares represented by the ADSs, the preferred shares and the warrants and certain legal matters relating to French law will be passed upon by Jones Day, Paris, France, and the validity of the warrants and certain legal matters relating to U.S. federal and New York law will be passed upon by Jones Day, New York, New York.

EXPERTS

The consolidated financial statements of Cellectis S.A. as of December 31, 2023 and for the two years in the period ended December 31, 2023, appearing in Cellectis S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2024 have been audited by Ernst & Young et Autres, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cellectis S.A. as of December 31, 2024 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The offices of Ernst & Young et Autres are located at Tour First, 1 place des Saisons, 92037 Paris—La Défense Cedex, France. The offices of KMPG SA are located at Tour EQHO, 2 Avenue Gambetta, CS 60055, 92066 Paris—La Défense Cedex, France.

$200,000,000

Ordinary Shares

American Depositary Shares, representing Ordinary Shares

Preferred Shares

Warrants

PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under French law, provisions of By-laws that limit the liability of directors and officers are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

ITEM 9. EXHIBITS.

The following exhibits are filed herewith or incorporated by reference herein:

1.1*	Form of Underwriting Agreement.

4.1	By-laws (statuts) of the registrant (English translation) (filed as Exhibit 1.1 to the Company’s Annual Report on Form F-20-F filed as of March 14, 2025, incorporated by reference herein).

4.2	Form of Deposit Agreement by and among the Company, Citibank, N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (filed as Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed as of March 10, 2015, incorporated by reference herein).

4.3	Form of American Depositary Receipt (filed as a Prospectus pursuant to Rule 424(b)(3) with the Registration Statement on Form F-6 (File No. 333-202488) filed as of October 15, 2018, incorporated by reference herein).

4.4*	Form of Warrant Agreement and Warrant

5.1	Opinion of Jones Day, French counsel to the Registrant.

5.2	Opinion of Jones Day, U.S. counsel to the Registrant.

23.1	Consent of Ernst & Young et Autres.

23.2	Consent of KPMG S.A.

23.3	Consent of Jones Day (included in Exhibits 5.1 and 5.2).

24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this registration statement).

107	Filing Fee Table

*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

ITEM 10. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that:

paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on July 2, 2025.

CELLECTIS S.A.

By:	/s/ André Choulika
Name: André Choulika
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors, officers and / or authorized representative in the United States of Cellectis S.A., hereby severally constitute and appoint Dr. André Choulika and Marie-Bleuenn Terrier, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of Cellectis, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 2, 2025.

/s/ André Choulika André Choulika	Director, Chief Executive Offer (Principal Executive Officer)

/s/ Arthur Stril Arthur Stril	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jean-Pierre Garnier Jean-Pierre Garnier	Chairman of the Board

/s/ Laurent Arthaud Laurent Arthaud	Director

/s/ Donald A. Bergstrom Donald A. Bergstrom	Director

/s/ Rainer Boehm Rainer Boehm	Director

/s/ Cécile Chartier Cécile Chartier	Director

/s/ Marc Dunoyer Marc Dunoyer	Director

/s/ André Muller André Muller	Director

/s/ Tyrell Rivers Tyrell Rivers	Director

/s/ David Sourdive David Sourdive	Director

Cellectis, Inc., Authorized Representative in the United States

By:	/s/ André Choulika
André Choulika
Director and Chief Executive Officer